POWER OF ATTORNEY

 The undersigned hereby constitutes and appoints David W. Fell,

Jason L. Bonfigt, Ryan C. Brauer and Elizabeth M. Dunshee ("Attorneys-

in-Fact"), or any one of them acting alone, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any or all Forms 3, 4 or 5 relating to beneficial ownership of securities of Broadwind Energy, Inc.

(the "Issuer"), to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange

Commission and to deliver a copy of the same to the Issuer, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.  The undersigned acknowledges that each such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934, as amended (the "Exchange Act").

 This Power of Attorney shall remain in effect until such time as the undersigned is no longer subject to the provisions of the Exchange

Act with respect to securities of the Issuer or until this Power of

Attorney is replaced by a later dated Power of Attorney or revoked by the undersigned in writing.

 The undersigned hereby indemnifies the Attorneys-in-Fact for all losses and costs the Attorneys-in-Fact may incur in connection with or arising from their execution of their authorities granted hereunder, with the exception of any willful misconduct or gross negligence.

 IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 25th day of July, 2013.

       /s/ Thomas A. Wagner